1 Investor Presentation November 3, 2021 Exhibit 99.2

2 Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of (i) the acquisition (the “Tracker Acquisition”) of certain assets from Tracker Resource Development III, LLC (“Tracker”) and Sequel Energy Group, LLC (“Sequel”); (ii) the acquisition of working interests in the Eagle Ford in May 2021 and June 2021 (collectively, the “Eagle Ford Acquisition”); and (iii) the acquisition of certain assets from Foreland Investments LP and BCC-Foreland LLC (the “Foreland Acquisition” and together with the Tracker Acquisition and the Eagle Ford Acquisition, the “Acquisitions”) by Earthstone Energy, Inc. (“ESTE,” “Earthstone” or the “Company”) and its stockholders, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate the assets acquired in the Acquisitions and achieve anticipated benefits from them; risks relating to any unforeseen liabilities of Earthstone or the assets acquired in the Acquisitions; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K and as amended by Form 10-K/A for the year ended December 31, 2020, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law. This presentation contains Earthstone’s 2021 production, capital expenditure and operating expense guidance. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2021 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated increases in costs associated with drilling, production and transportation Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third-party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. Estimated Ultimate Recovery and Locations Management’s use of the term estimated ultimate recovery (“EUR”) in this presentation describes estimates of potentially recoverable hydrocarbons that the SEC rules prohibit from being included in filings with the SEC. These are more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized, particularly in areas or zones where there has been limited or no drilling history. We include EUR to demonstrate what we believe to be the potential for future drilling and production by Earthstone. Actual quantities that may be ultimately recovered may differ substantially from estimates. Factors affecting ultimate recovery include the scope of the operators' ongoing drilling programs, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors, and actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of potential resources may also change significantly as the development of the properties underlying Earthstone's mineral interests provides additional data. This presentation also contains Earthstone’s internal estimates of its potential drilling locations, which may prove to be incorrect in a number of material ways. The actual number of locations that may be drilled may differ substantially from estimates.

Investment Highlights: Leading Small-Cap, Permian Focused Producer

Top Investment Criteria		Earthstone's Qualifications
Basin & Acreage Position	✓	High quality, Midland Basin acreage position enhanced by three Midland Basin acquisitions in 2021
Low Leverage Supported by Free Cash Flow	✓	1.1x leverage for 3Q21[1] supported by ~$78 million of YTD 2021 free cash flow[2]
Strong Liquidity	✓	>$325 million liquidity (cash + undrawn availability) as of 9/30/21 under $650 million borrowing base[3] - Over 50% availability
High Margin, Low Cost Production	✓	3Q21 cash margins of $34.65 per BOE on all-in cash costs[4] of $11.79 per BOE
Commitment & Focus	✓	"Do the right thing" commitment to stakeholders, employees and environment

(1) Leverage reflects 3Q21 total debt / 3Q21 Annualized Adjusted EBITDAX.
(2) Free cash flow defined as Adjusted EBITDAX less interest expense less capital expenditures (accrual basis).
(3) Liquidity based on 9/30/21 ESTE debt, cash balance and borrowing base, as adjusted for closing of the Foreland Acquisition on 11/2/21.
(4) Cash margin calculated on a per Boe basis as revenues less all-in cash costs, which consists of LOE, ad valorem and production taxes, transportation expense, cash G&A expense and interest expense. Excludes impact of income taxes and realized hedges.

EARTHSTONE Energy, Inc. 3

4 Proven Leadership and Track Record of Value Creation PROVEN LEADERSHIP Operating team has extensive experience operating across various basins and in commodity price cycles. Leadership Title Yrs of Experience Yrs Working Together Frank Lodzinski Executive Chairman 49 25 Robert Anderson President and CEO 34 17 Steve Collins Operations 33 25 Mark Lumpkin CFO 24 4 Tim Merrifield Geology and Geophysics 45 20 Tony Oviedo Accounting and Administration 40 4 1992- 1996 Hampton Resources Corp. Gulf Coast 7x Return 1997- 2001 Texoil, Inc. Gulf Coast, Permian 10x Return 2001- 2004 AROC, Inc. (Private) Gulf Coast, Permian, Mid-Con 4x Return 2005- 2007 Southern Bay Energy, LLC (Private) Gulf Coast, Permian 40% IRR 2007- 2012 GeoResources Inc. Eagle Ford, Bakken, Gulf Coast, Austin Chalk 4.8x Return 2Q17 Earthstone Acquired 20,900 net acres from Bold Energy III LLC in Midland Basin 3Q21 Earthstone Acquired Tracker Resource Development in Midland Basin 2014 Earthstone Bakken (662 Boe/d) Acquired Eagle Ford interests from Oak Valley Resources 1Q21 Earthstone Acquired Independence Resources in Midland Basin Track Record of Value Creation 4Q21 Earthstone Acquired Foreland Investments LP in Midland Basin

2021: Increasing Scale and Efficiency Through Consolidation

- Over $430 million in aggregate YTD acquisitions of Independence Resources Management, LLC ("IRM") (closed 1/7/2021[1]), assets from Tracker Resource Development III, LLC and affiliates of Sequel Energy (closed 7/20/2021), Eagle Ford working interest acquisitions (closed in May and June 2021) and Foreland Investments LP ("Foreland") (closed 11/2/2021)

	Independence Resources Management	Tracker	Eagle Ford Acquisitions	Foreland	Combined
Announced Date	12/18/2020	4/1/2021	6/14/2021	10/4/2021	
Closing Date	1/7/2021	7/20/2021	May & June 2021	11/2/2021	
1-Day Stock Price Impact	+17.7%	+25.3%	+2.6%	+13.1%	+14.7% (avg.)
Acquisition Price ($MM)[1]	$186	$126	$48	$73	$433
PDP PV10 ($MM)[2]	$173	$153	$67	$116	$509
Production (Boe/d)[3]	8,800	7,800	1,150	4,400	22,150
% Liquids	85%	59%	96%	52%	70%
Net Acreage	43,400	20,300	2,397	10,000	76,097
Drilling Locations[4]	70	49	0	0	119

(1) IRM Acquisition price of $186MM based on $50.8MM of equity consideration (approximately 12.7MM shares and ESTE share price of $3.99 on 12/16/20) and cash consideration of $135.2MM. Tracker Acquisition price of $126MM based on $44.2MM of equity consideration (approximately 6.2MM shares and ESTE share price of $7.24 on 3/30/21) and cash consideration of $81.6MM. Includes assets from Tracker Resource Development III, LLC and from affiliates of Sequel Energy. Eagle Ford working interest Acquisitions of ~$48mm in cash and closed in May and June 2021. Foreland Acquisition price of $73.2MM consisting of $49.2MM cash consideration and 2.6MM shares and ESTE share price of $9.20 on 9/30/21.

(2) Based on ESTE estimates; PV10 as of 12/1/20 based on NYMEX strip pricing as of 11/30/20 for IRM and as of 3/1/21 based on NYMEX strip pricing as of 3/29/21 for Tracker. Eagle Ford Acquisitions PV10 based on 6/1/21 NYMEX strip pricing. Foreland Acquisition PV10 based on 9/30/21 NYMEX strip pricing.

(3) Estimated 3Q 2020 production for IRM, estimated March 2021 production for Tracker, estimated May 2021 production for Eagle Ford Acquisitions, and estimated September 2021 production for Foreland Acquisition.

(4) ESTE estimated drilling locations exceeding ESTE rate of return threshold based on 11/30/20 NYMEX strip pricing for IRM and $50/bbl flat oil pricing for Tracker.

EARTHSTONE Energy, Inc. 5

2021 Acquisitions Meet Key Earthstone Criteria

Earthstone Objectives	Commentary	2021 Acquisitions
Increase Scale at Favorable Valuations	▪ ~100% increase in ESTE base production volumes ▪ PDP-focused purchase price valuation	✓
High Quality Basin & Acreage Position	▪ Complementary Midland Basin acreage footprint ▪ Added ~120 high-graded drilling locations from IRM and Tracker	✓
Increase Free Cash Flow Capacity	▪ Increased cash flow base positions ESTE for continued organic growth within free cash flow – Added 2nd drilling rig 3Q 2021	✓
Maintain Balance Sheet Strength	▪ 12/31/21 leverage expected to be well below previously targeted 1.25x (1) ▪ >50% undrawn borrowing base (2)	✓
Maintain Leading Cost Structure & Margins	▪ Maintain low cost, high margin operating metrics ▪ Eliminate ~95% of IRM/Tracker/Foreland G&A	✓

(1) Pro forma Acquisitions; leverage defined as total debt to Adjusted EBITDAX.
(2) Based on debt and borrowing base as of 9/30/21, as adjusted for closing of Foreland Acquisition on 11/2/21.

EARTHSTONE Energy, Inc. 6

Company Overview

- The Woodlands, Texas based E&P company focused on development and production of oil and natural gas with current operations in the Midland Basin (~101,300 net acres[1])
  - Additional ~13,200 net acres in the Eagle Ford
- Strategy of growing through the drill bit, organic leasing, and attractive asset acquisitions and business combinations
- 2021 3Q production of 25,836 Boe/d (44% oil, 71% liquids)[2]

Market Statistics[3]

($ in millions, except share price)	
Class A Common Stock (MM)	53.3
Class B Common Stock (MM)	34.4
Total Common Stock Outstanding (MM)	87.7
Stock Price (as of 11/1/21)	$10.83
Market Capitalization	$949.3
Plus: Total Debt (as of 9/30/21)	$317.6
Less: Cash (as of 9/30/21)	(0.4)
Enterprise Value	$1,266.4

Production Summary[2]

3Q21 Net Sales Volumes: 25,836 Boe/d



Eagle Ford 2,293
Midland Basin 23,543

4Q21 Production Guidance

28,500 - 29,500 Boe/d estimated production

Midland Basin Asset Overview



ANDREWS
MARTIN
HOWARD
ECTOR
MIDLAND
GLASSCOCK
STERLING
CRANE
UPTON
REAGAN
IRION
CENTRAL BASIN PLATFORM
EASTERN SHELF
ESTE Operated
ESTE Non-Operated

(1) Includes impact of Foreland Acquisition.
(2) Reflects 3Q21 Earthstone estimated sales volumes.
(3) Class A and Class B Common Stock outstanding as of 10/28/21 pro forma for 2.6MM shares issued in Foreland Acquisition. Total ESTE debt and cash as of 9/30/21 pro forma for Foreland Acquisition.

EARTHSTONE Energy Inc.

7

8 Earthstone Overview

9 $10.29 $6.84 $5.66 $5.85 $5.21 $5.93 $5.68 $5.46 $5.88 $6.43 $7.13 $5.81 $3.87 $3.25 $2.76 $2.30 $2.01 $2.44 $16.72 $13.97 $11.47 $9.72 $8.46 $8.69 $7.98 $7.47 $8.31 FY16A FY17A FY18A FY19A FY20A 1Q21A 2Q21A 3Q21 4Q21 Guidance Lease Operating Expenses ($/Boe) Cash G&A ($/Boe) (1) Excludes stock-based compensation. (2) Represents midpoint of 4Q21 guidance. (3) Calculated as 3Q21 total debt / 3Q21 Annualized Adjusted EBITDAX. Average Daily Production (Boe/d) Adjusted EBITDAX ($MM) Lease Operating Expense and Cash G&A(1) ($/Boe) Debt / Adjusted LTM EBITDAX  Since entering the Midland Basin in 2016, Earthstone has substantially increased production and decreased per unit cash expenses, resulting in increased Adjusted EBITDAX, while maintaining low leverage and preserving financial flexibility Midland Basin Growth Story (3)(2) 1,180 4,696 7,999 11,846 13,681 19,081 21,013 23,543 28,500 4,002 7,869 9,937 13,429 15,276 20,321 22,716 25,836 28,500-29,500 FY16A FY17A FY18A FY19A FY20A 1Q21A 2Q21A 3Q21A 4Q21 Guidance Midland Basin Other $18.7 $60.6 $97.0 $146.3 $144.2 $175.4 $214.7 $260.2 FY16A FY17A FY18A FY19A FY20A 1Q21 Annual. 2Q21 Annual. 3Q21 Annual. 0.9x 0.4x 0.8x 1.2x 0.8x 1.3x 1.1x 1.1x YE16A YE17A YE18A YE19A YE20A 1Q21A 2Q21A 3Q21A

Low Cost Production Generates Leading Cash Margins

All-in Cash Costs ($/Boe)(1)



ESTE 2Q21 / 3Q21: $11.65 / $11.79
Large-Cap(2) Avg: $10.74
SMid-Cap(2) Avg: $17.49
$11.65
$11.79
$10.59
$10.89
$12.37
$14.90
$14.96
$15.68
$16.27
$18.55
$23.07
$24.15
ESTE 2Q21
ESTE 3Q21
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
LOE (incl Workovers)
Ad Val. & Prod. Taxes
Transportation
Cash G&A
Interest Expense

Cash Margin(1)



ESTE 2Q21 / 3Q21: 73% / 75%
Large-Cap(2) Avg: 77%
SMid-Cap(2) Avg: 62%
73%
75%
76%
77%
47%
58%
62%
62%
64%
67%
67%
69%
ESTE 2Q21
ESTE 3Q21
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10

Note: All peer metrics based on 2Q 2021 results.

(1) All-in cash margin calculated as a percentage of revenues; cash margin calculated as revenues less all-in cash costs, which consists of LOE, ad valorem and production taxes, transportation expense, cash G&A expense and interest expense. Excludes impact of income taxes and realized hedges. Cash G&A and interest expense includes expensing of capitalized cash G&A and capitalized interest expense, respectively. Companies that capitalized a portion of their cash G&A and/or interest expense include CDEV, CPE, FANG and MTDR.

(2) Large-Cap includes: FANG and PXD. SMid-Cap includes: BATL, CDEV, CPE, LPI, MTDR, REI, REPX and SM.

EARTHSTONE Energy, Inc. 10

11 3.6x 5.2x 5.2x 2.9x 4.0x 4.0x 4.3x 4.7x 4.9x 4.9x 5.0x ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 1.1x 1.1x 1.1x 1.9x 1.1x 1.6x 2.1x 2.2x 2.9x 2.9x 3.6x 3.6x ESTE 2Q21 ESTE 3Q21 Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Leading Leverage Metrics but Undervalued Equity Trading Total Debt / Last Quarter Annualized EBITDAX Large-Cap(2) Avg: 1.5x SMid-Cap(2) Avg: 2.5x ESTE 2Q21/3Q21(1): 1.1x Enterprise Value to 2022E EBITDAX Source: Factset, Wall Street research. Market Data as of 11/1/21. All peer metrics based on 2Q 2021 results. (1) Excludes impact of Foreland Acquisition. (2) Large-Cap includes: FANG and PXD. SMid-Cap includes: BATL, CDEV, CPE, LPI, MTDR, REI, REPX and SM (BATL excluded in bottom chart due to lack of research coverage). (3) Pro forma for Foreland Acquisition. (4) LPI pro forma for its acquisition of Sabalo Energy. Large-Cap(2) Avg: 5.2x SMid-Cap(2)(4) Avg: 4.4x ESTE(3): 3.6x

12 $80,854 $77,167 $61,884 $56,600 $50,308 $37,833 $40K - $45K 1H18 2H18 1H19 2H19 1Q20 4Q20 2021E Drilling Costs ($/TMD)(1)(3) Average Number of Wells Per Pad  A continued focus on driving down costs and increased efficiencies achieved by developing larger pads and driving down drilling and completion days (1) Excludes wells that required additional casing string or pilot well test. Includes operated Midland Basin wells only. (2) Estimate based on total drilling, completions and equipment costs for a 10,000 ft lateral. (3) Drilling Costs = total drilling costs / total measured depth feet. Continuous Focus on Operational Improvement Actual Drilling, Completions & Equip. Cost ($/Lat Ft.)(1) All-in Frac Costs per Stage ($/Stage) (2) $1,008 $845 $767 $670 $650 - $750 FY18 FY19 1Q20 4Q20 2021E 1.8 2.4 4.5 3.0 - 6.0 FY18 FY19 FY20 2021E $210 $201 $172 $154 FY18 FY19 FY20 YTD 3Q21

13 Installation of Vapor Recovery Units (“VRUs”) in conjunction with tank battery construction minimizes air emissions Target Zero Flaring: Connect natural gas pipelines ahead of flowback and first production negates need for flaring Leak Detection & Repair (“LDAR”) program since 2019 to further minimize air emissions Target >60% of 2021 oil production in Midland Basin on pipeline. Increased from 14% to 43% in 2020 Plan for 100% of water disposal on pipeline in the Midland Basin to reduce truck hauls, which, in turn, reduces CO2 emissions Highly Focused Environmental Stewardship Earthstone is an Environmental Partnership Program Participant      Key Environmental Priorities Focus on Responsible Operatorship

14 Responsible Management of Air Emissions and Flaring (1) Peers include CDEV, CPE, FANG, LPI, MTDR, PXD, SM and XEC. Data compiled from company published data for most recent available year (2019 or 2020) and from publicly available EPA reports as of June 1, 2021. 2020 Greenhouse Gas Emissions Intensity of 12.4 (mT CO2e / Mboe) 29% Below Permian Peers Avg.(1) 45% Below Permian Peers Avg.(1) 2020 Flaring Intensity of 2.17% (operated gas flared / operated gas produced) Earthstone’s “Do the Right Thing” approach and proactive emissions and flaring initiatives are demonstrated by:

Executive Compensation Fully Aligned with Shareholders

- Leading executive compensation practices
  - Consistent with investor demands
  - Focused on share price and corporate performance
  - Designed to incentivize management for performance
- Lower cash, higher equity weighted compensation structure
  - Reasonable salaries, but below peers[1]
  - Annual bonus is performance-based and 100% at risk with target below peers[1]
  - Equity compensation fully aligned with shareholders and dependent upon stock performance
    - 75% of shares at-risk based solely on shareholder return (see right side of page)
    - 25% of shares vest over 3-year period

75% of Equity Compensation based on 3-year Absolute Shareholder Return[2]

3-Year Total Shareholder Return[3]	Payout (% of target)[3]
<25%	0%
25% - 50%	50-100%
50% - 75%	100-200%
>75%	200%

Majority of executive compensation is based directly on shareholder gains

(1) Peers include all U.S. public upstream operators with market capitalization from $250MM to $1.0BN as of 1/29/2021: BRY, BCEI, CPE, CDEV, MCF, LPI, OAS, PVAC, QEP, TALO, WTI, WLL. Data based on 2020 SEC proxy filings.
(2) Absolute shareholder return includes change in stock price plus impact of dividends paid.
(3) Based on 2021 long term equity incentive plan awards.

EARTHSTONE Energy, Inc. 15

16 Areas of Operations (1) Reserves based on ESTE management estimates of 10/1/21 assuming NYMEX strip pricing as of 10/1/21. Includes impact of Foreland Acquisition. (2) Represents estimated sales volumes. Based on ESTE 3Q21 production and Foreland September 2021 estimated production of 4,400 Boe/d (26% oil / 52% liquids). Total(1) Total Proved Developed (Mmboe) 96.5 Total PD PV-10 ($mm) $1,299 3Q21 Net Production (Boe/d)(2) 30,236 3Q21 Net Production - % Oil(2) 42% 3Q21 Net Production - % Liquids(2) 68% Gross Producing Wells 1,306 Net Acres 114,500 Gross Drilling Locations 681 Midland Basin Total Proved Developed (Mmboe) 76.3 Total PD PV-10 ($mm) $1,045 3Q21 Net Production (Boe/d)(2) 23,543 3Q21 Net Production - % Oil(2) 41% 3Q21 Net Production - % Liquids(2) 69% Gross Producing Wells 1,139 Net Acres 91,300 Gross Drilling Locations 681 Eagle Ford Total Proved Developed (Mmboe) 7.0 Total PD PV-10 ($mm) $138 3Q21 Net Production (Boe/d)(2) 2,293 3Q21 Net Production - % Oil(2) 84% 3Q21 Net Production - % Liquids(2) 94% Gross Producing Wells 123 Net Acres 13,200 Gross Drilling Locations 0 Foreland (closed 11/2/21) PD Reserves (Mmboe) 13.3 PD PV-10 ($mm) $116 Sept 21 Net Production (Boe/d) 4,400 Sept 21 Net Production - % Oil 26% Sept 21 Net Production - % Liquids 52% Gross Producing Wells 44 Net Acres 10,000

Substantial Economic Inventory in the Midland Basin

Midland Basin Overview

- Long lateral development increases capital efficiency
- Over 85% of Midland horizontal locations have laterals of ~6,750 feet or greater
- Near-term drilling focused in the Lower Spraberry, Wolfcamp A and Wolfcamp B targets in Midland, Upton and Western Reagan Counties

Gross Locations by Lateral Length and Target(2)

Target	Gross Locations by Lateral Length 5,000' - 6,750'	6,750' - 8,750'	8,750'+	Total	% Total
Lower Spraberry	19	22	35	76	11%
Wolfcamp A & B	37	139	262	438	64%
All Other Targets	27	53	87	167	25%
Total Gross Locations	83	214	384	681	100%
Total Net Locations	79	153	226	458	
% Total (Gross)	12%	31%	56%	100%	

Well Level Economics (10,000' lateral)(1)

Project Area	3-Stream EUR (Mboe)	Oil (%)	Liquids (%)	IRR $50 Oil / $2.50 Gas	IRR $60 Oil / $2.50 Gas
Midland	1,250	60%	81%	93%	>100%
Upton	1,000	56%	79%	69%	>100%
Reagan	1,300	38%	70%	46%	71%
Irion	950	29%	66%	36%	56%

Midland Basin Locations by Op / Non-Op(2)

	Gross Locations	Net Locations	Average Lateral Length	Average WI	% of Gross Locations in LSBY, WC A/B
Operated	438	378	8,435	86%	80%
Non-Operated	243	80	9,338	33%	67%
Total	681	458	8,757	67%	76%

(1) Single well rates of return ("IRR") based on all-in drilling, completions and equipment costs of $650/foot for a 10,000 foot lateral for Midland, Upton and Reagan Counties. Assumes $600/foot for a 10,000 foot lateral for Irion County. Assumes 3-stream economics on flat benchmark price deck of Oil - $50 and $60/Bbl, Gas - $2.50/Mcf before deductions for transportation, gathering, and quality differential. Assumes NGL differential realizations to be 30% of WTI NYMEX strip pricing.

(2) Gross location count includes only economic locations based on ESTE management estimates of reserves as of 12/31/20 assuming Oil - $50/Bbl, Gas - $2.50/Mcf and includes locations from IRM and Tracker Acquisitions.

EARTHSTONE Energy Inc. 17

18 Financial Overview

Capital Budget, Guidance and Liquidity

ESTE FY 2021 Capital Budget

($ in millions)		Gross / Net Operated Wells Spudded	Gross / Net Operated Wells On Line	Net Non-Op Wells On Line
Drilling and Completion	$120 - $130	29 / 25.4	19 / 15.4	0.7
Land / Infrastructure	$10			
Total	$130 - $140			

4Q 2021 Guidance

4Q 2021 Average Daily Production (Boe/d)	28,500	-	29,500
% Oil	43%	-	44%
% Liquids	72%	-	73%
4Q 2021 Operating Costs			
Lease Operating Expense ($/Boe)	$5.75	-	$6.00
Production and Ad Valorem Taxes (% of Revenue)	6.25%	-	7.00%
Cash G&A ($MM)	$6.0	-	$7.0

FY 2021 Capital Budget Breakdown(1)



7%
93%
Drilling and Completion
Land / Infrastructure

Liquidity (9/30/21)(2)

($ in millions)	9/30/2021	PF 9/30/2021
Cash	$0.4	$0.4
Revolver Borrowings	278.3	317.6
Total Debt	$278.3	$317.6
Revolver Borrowing Base	650.0	650.0
Less: Revolver Borrowings	(278.3)	(317.6)
Plus: Cash	0.4	0.4
Liquidity	$372.2	$332.9

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone's control. See "Forward-Looking Statements". Cash G&A is defined as general and administrative expenses excluding stock-based compensation.
(1) Reflects midpoint of FY2021 Guidance. Excludes acquisitions.
(2) Pro forma Liquidity reflects impact of Foreland Acquisition that closed on 11/2/21.

EARTHSTONE Energy, Inc. 19

20 $2.874 $2.888 $3.305 $3.305 $3.093 $3.203 $3.272 $3.500/$4.100 $3.694/$5.459 $3.000/$4.150 $3.000/$4.150 $3.208/$5.171 $3.426/$5.097 $3.500/$6.180 30,000 32,500 25,500 25,500 25,500 27,226 5,000 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 FY 2022 FY 2023 Swaps Collars Oil and Gas Hedging Summary WTI Hedges (Bbls/d and $/Bbl(1)) Henry Hub Hedges (MMBtu/d and $/MMBtu(1)) Note: Includes all WTI and Henry Hub hedges as of 11/3/21. Does not include basis, roll and propane swaps. (1) Reflects weighted average swap price and weighted average collar floor / ceiling prices for each quarter.  Disciplined approach to hedging majority of near-term volumes to provide cash flow visibility  Lower hedging relative to production and utilization of some collars provide increased commodity upside exposure in 2022+ $50.63 $56.01 $56.01 $56.64 $56.64 $56.31 $60.00/$73.73 $60.00/$73.73 $60.00/$73.73 $60.00/$73.73 $60.00/$73.73 10,233 9,250 9,250 8,250 8,250 8,746 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 FY 2022 Swaps Collars

Analyst Coverage

Firm	Analyst Contact Info
Alliance Global Partners	Jeffrey Campbell / 888-543-4448 / jcampbell@allianceg.com
Benchmark	Subash Chandra / 212-312-6755 / schandra@benchmarkcompany.com
Johnson Rice	Charles Meade / 504-584-1274 / cmeade@jrco.com
RBC	Scott Hanold / 512-708-6354 / scott.hanold@rbccm.com
Roth	John White / 949-720-7115 / jwhite@roth.com
Truist	Neal Dingmann / 713-247-9000 / neal.dingmann@truist.com
Wells Fargo	Joseph McKay / 212-214-8007 / joseph.mckay@wellsfargo.com

EARTHSTONE Energy Inc. 21

22 Mark Lumpkin, Jr. EVP, Chief Financial Officer Scott Thelander Vice President of Finance Corporate Offices Houston 1400 Woodloch Forest Drive | Suite 300 | The Woodlands, TX 77380 | (281) 298-4246 Midland 600 N. Marienfeld | Suite 1000 | Midland, TX 79701 | (432) 686-1100 Website www.earthstoneenergy.com Contact Information

23 Appendix

Oil and Gas Hedges Summary

WTI Oil Hedges - Swaps			
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl
4Q 2021	941,475	10,233	$50.63
1Q 2022	652,500	7,250	$56.01
2Q 2022	659,750	7,250	$56.01
3Q 2022	575,000	6,250	$56.64
4Q 2022	575,000	6,250	$56.64
FY 2022	2,462,250	6,746	$56.31
FY 2023			

WTI Oil Hedges - Collars				
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Floor)	$/Bbl (Ceiling)
4Q 2021				
1Q 2022	180,000	2,000	$60.00	$73.73
2Q 2022	182,000	2,000	$60.00	$73.73
3Q 2022	184,000	2,000	$60.00	$73.73
4Q 2022	184,000	2,000	$60.00	$73.73
FY 2022	730,000	2,000	$60.00	$73.73
FY 2023				

WTI Midland Argus Crude Basis Swaps			
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Differential)
4Q 2021	757,475	8,233	$0.80
1Q 2022	945,000	10,500	$0.51
2Q 2022	955,500	10,500	$0.51
3Q 2022	966,000	10,500	$0.51
4Q 2022	966,000	10,500	$0.51
FY 2022	3,832,500	10,500	$0.51

NYMEX CMA Roll			
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Differential)
4Q 2021	228,475	2,483	($0.27)

HH Gas Hedges - Swaps			
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
4Q 2021	2,576,000	28,000	$2.874
1Q 2022	720,000	8,000	$2.888
2Q 2022	1,865,500	20,500	$3.305
3Q 2022	1,886,000	20,500	$3.305
4Q 2022	1,428,500	15,527	$3.093
FY 2022	5,900,000	16,164	$3.203
FY 2023	1,375,000	3,767	$3.272

HH Gas Hedges - Collars				
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu (Floor)	$/MMBtu (Ceiling)
4Q 2021	122,000	1,326	$3.500	$4.100
1Q 2022	2,205,000	24,500	$3.694	$5.459
2Q 2022	455,000	5,000	$3.000	$4.150
3Q 2022	460,000	5,000	$3.000	$4.150
4Q 2022	917,500	9,973	$3.208	$5.171
FY 2022	4,037,500	11,062	$3.426	$5.097
FY 2023	450,000	1,233	$3.500	$6.180

WAHA Differential Basis Swaps			
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
4Q 2021	2,698,000	29,326	($0.294)
1Q 2022	3,600,000	40,000	($0.160)
2Q 2022	1,820,000	20,000	($0.327)
3Q 2022	1,840,000	20,000	($0.327)
4Q 2022	1,840,000	20,000	($0.327)
FY 2022	9,100,000	24,932	($0.261)

Propane Hedges - Swaps			
Period	Volume (Gals)	Volume (Gals/d)	$/Gal
1Q 2022	1,350,000	15,000	$1.148
2Q 2022	1,365,000	15,000	$1.148
3Q 2022	1,380,000	15,000	$1.148
4Q 2022	1,380,000	15,000	$1.148
FY 2022	5,475,000	15,000	$1.148

Note: Hedgebook as of 11/3/21.

EARTHSTONE Energy Inc. 24

25 Alternative Reserves Summary – 10/1/21 The information presented below includes the combination of the stand-alone reserve quantities and PV-10 for Earthstone and from the Foreland Acquisition as of October 1, 2021. This alternative summary as shown in the table below has been prepared utilizing NYMEX strip benchmark prices and basis differentials as of October 1, 2021. Alternative 10/1/21 Proved Reserves at NYMEX Strip Pricing as of 10/1/21 Foreland ESTE Acquisition Combined Proved Proved Proved Proved Proved Reserves Category Developed Undeveloped Total Developed Developed Undeveloped Total Oil (MBbls) 34,716 32,424 67,140 1,410 36,126 32,424 68,550 Gas (MMcf) 140,514 89,248 229,762 45,959 186,473 89,248 275,721 NGL (MBbls) 25,161 16,183 41,344 4,183 29,344 16,183 45,527 Total 83,296 63,482 146,778 13,253 96,549 63,482 160,031 PV-10 ($ in thousands) $1,182,863 $736,087 $1,918,950 $115,994 $1,298,857 $736,087 $2,034,944

26 Reconciliation of Non-GAAP Financial Measure – Adjusted EBITDAX Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for: (1) Included in General and administrative expense in the Consolidated Statements of Operations. 2Q 2021 Adjusted EBITDAX ($ in 000s)3Q 2021 Adjusted EBITDAX ($ in 000s) 2Q 21 Net (loss) income ($15,831) Accretion of asset retirement obligations $303 Depreciation, depletion and amortization $26,027 Impairment expense $0 Interest expense, net $2,401 Transaction costs $507 Loss (gain) on sale of oil and gas properties ($348) Exploration expense $30 Unrealized loss (gain) on derivative contracts $36,653 Stock based compensation (non-cash)(1) $4,412 Income tax expense (benefit) ($486) Adjusted EBITDAX $53,668 3Q 21 Net (loss) income $18,838 Accretion of asset retirement obligations $323 Depreciation, depletion and amortization $27,059 Impairment expense $0 Interest expense, net $3,050 Transaction costs $293 Loss (gain) on sale of oil and gas properties ($392) Exploration expense $296 Unrealized loss (gain) on derivative contracts $12,244 Stock based compensation (non-cash)(1) $2,880 Income tax expense (benefit) $451 Adjusted EBITDAX $65,042

27 Non-GAAP Financial Measure – Free Cash Flow Free Cash Flow is a measure that Earthstone uses as an indicator of the ability to fund its development activities. Earthstone defines Free Cash Flow as Adjusted EBITDAX, less interest expense, less accrual- based capital expenditures. Management believes that Free Cash Flow, which measures the ability to generate additional cash from Earthstone’s business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of the Company’s performance and net cash provided by operating activities as a measure of liquidity. 1H 2021 Reconciliation of Free Cash Flow ($ in 000s)3Q 2021 Reconciliation of Free Cash Flow ($ in 000s) 1H 21 Adjusted EBITDAX $97,511 Interest expense, net (4,618) Capital expenditures (accrual basis) (32,621) Free Cash Flow $60,272 3Q 21 Adjusted EBITDAX $65,042 Interest expense, net (3,050) Capital expenditures (accrual basis) (44,169) Free Cash Flow $17,823